Exhibit 99.1

AudioEye Announces Launch of Secondary Offering of Common Stock by Selling Stockholders

TUCSON, Ariz, December 4, 2024 – AudioEye, Inc. ("AudioEye" or the "Company") (Nasdaq: AEYE), the industry-leading digital accessibility company, today announced the launch of an underwritten secondary offering of shares of its common stock to be sold by certain selling stockholders. The selling stockholders also expect to grant to the underwriters an option, exercisable for 30 days, to purchase additional shares of the Company's common stock from the selling stockholders at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Needham & Company will act as Sole Book-Runner, and Roth Capital Partners will act as Lead Manager for the offering.

The selling stockholders will receive all of the net proceeds from the proposed offering. The Company will not sell any shares of its common stock in the proposed offering and will not receive any proceeds from the sale of shares of the Company’s stock in the offering.

This offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-276937) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 13, 2024. The offering of the shares of common stock will be made by means of a prospectus, including a prospectus supplement, forming a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectuses relating to and describing the terms of the offering will be filed with the SEC, and will be available on the SEC’s website at http://www.sec.gov or when available, may be obtained by contacting: Needham & Company, LLC, 250 Park Avenue, 10th Floor, New York, NY 10177, Attn: Prospectus Department, by telephone at (800) 903-3268 or by e-mail at prospectus@needhamco.com, with a copy to Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, Attn:  Equity Capital Markets, by telephone at (800) 678-9147 or by e-mail at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AudioEye

AudioEye exists to ensure the digital future we build is inclusive. By combining the latest AI automation technology with guidance from certified experts and direct input from the disability community, AudioEye helps ensure businesses of all sizes — including over 126,000 customers like Samsung, Calvin Klein, and Samsonite — are accessible and usable. Holding 23 US patents, AudioEye helps companies solve every aspect of digital accessibility with flexible approaches that best meet their needs. The comprehensive solution includes 24/7 accessibility monitoring, automated accessibility fixes, expert testing, developer tools, and industry-leading legal protection.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “would,” and “future,” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements reflect AudioEye’s current beliefs and expectations and involve risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to statements relating to the offering, its size and expected closing date. Each of these forward-looking statements involves substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements, including, without limitation, risks and uncertainties related to: the uncertain market acceptance of our existing and future products; our need for, and the availability of, additional capital in the future to fund our operations and the development of new products; the success, timing and financial consequences of new strategic relationships or licensing agreements we may enter into; rapid changes in Internet-based applications that may affect the utility and commercial viability of our products; the timing and magnitude of expenditures we may incur in connection with our ongoing product development activities; judicial applications of accessibility laws to the internet; the level of competition from our existing competitors and from new competitors in our marketplace; and the regulatory environment for our products and services. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact

Tom Colton
Gateway Group, Inc.
AEYE@gateway-grp.com
949-574-3860